Exhibit 99.1

Whole Foods Market and Wild Oats Markets Announce U.S. District Court
          Hearing Schedule for FTC Complaint Regarding Merger


    AUSTIN, Texas & BOULDER, Colo.--(BUSINESS WIRE)--June 12, 2007--Whole Foods Market, Inc. (NASDAQ: WFMI) and Wild Oats Markets, Inc. (NASDAQ: OATS) today announced the U.S. District Court for the District of Columbia has scheduled a preliminary injunction hearing to begin on July 31, 2007 and to conclude on August 1, 2007 to decide whether to approve the U.S. Federal Trade Commission's (FTC) application for an injunction to block the proposed merger between the two companies. Whole Foods Market and Wild Oats Markets have consented to a temporary restraining order pending the hearing.

    On February 21, 2007, Whole Foods Market and Wild Oats Markets entered into a merger agreement pursuant to which Whole Foods Market commenced a tender offer to purchase all the outstanding shares of Wild Oats Markets at a purchase price of $18.50 per share in cash, plus assumed debt. As previously announced, the FTC provided notice of its intent to file a complaint in the U.S. District Court for the District of Columbia seeking to block the proposed acquisition of shares pursuant to the tender offer. The FTC did file such complaint with the U.S. District Court for the District of Columbia on June 7, 2007. Whole Foods Market and Wild Oats Markets plan to cooperate to challenge the FTC's opposition to the merger.

    About Whole Foods Market

    Founded in 1980 in Austin, Texas, Whole Foods Market(R) is a Fortune 500 company and one of the leading retailers of natural and organic foods. The Company had sales of $5.6 billion in fiscal year 2006 and currently has 195 stores in the United States, Canada and the United Kingdom.

    About Wild Oats Markets

    Wild Oats Markets, Inc. is a nationwide chain of natural and organic foods markets in the U.S. and Canada. With more than $1.2 billion in annual sales, Wild Oats currently operates 109 natural food stores in 23 states and British Columbia, Canada. Wild Oats' markets include: Wild Oats Marketplace, Henry's Farmers Market, Sun Harvest and Capers Community Markets. For more information, please visit the Wild Oats website at www.wildoats.com.

    Whole Foods Market Safe Harbor Statement and Securities Law
Disclosure

    The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties, which could cause Whole Foods Market's actual results to differ materially from those described in the forward looking statements. These risks include but are not limited to general business conditions, the timely development and opening of new stores, the impact of competition, and other risks detailed from time to time in Whole Foods Market's SEC reports, including the reports on Form 10-K for the fiscal year ended September 24, 2006. Whole Foods Market undertakes no obligation to update forward-looking statements.

    Securities Law Disclosure: The description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of Wild Oats Markets, Inc. Whole Foods Market, Inc. and WFMI Merger Co. have filed with the Securities and Exchange Commission a tender offer statement on Schedule TO and certain amendments thereto, and have mailed an offer to purchase, forms of letter of transmittal and related documents to Wild Oats' stockholders. Wild Oats has filed with the Securities and Exchange Commission, and has mailed to Wild Oats' stockholders, a solicitation/recommendation statement on
Schedule 14D-9 with respect to the tender offer. These documents contain important information about the tender offer, including the terms of the tender offer, and stockholders of Wild Oats are urged to read them carefully. Stockholders of Wild Oats may obtain a free copy of these documents and other documents filed by Wild Oats or Whole Foods Market with the Securities and Exchange Commission at the website maintained by the Securities and Exchange Commission at http://www.sec.gov or by contacting the information agent for the tender offer, Georgeson Inc., at (212) 440-9800 or (866) 313-2357
(toll free), or the dealer manager for the tender offer, RBC Capital Markets Corporation, at (415) 633-8668 or (800) 777-9315 x8668 (toll free).

    Wild Oats Markets Risk Factors and Uncertainties

    This release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Such forward-looking statements include: the number of stores Wild Oats Markets plans to open, remodel and relocate in the future, and the anticipated performance of such stores; the amount of capital expenditures required to open or remodel stores; expected future comparable store sales, revenues and earnings per share, future financial measures and prospects for favorable growth and performance, the likelihood of receipt of regulatory consents to, and the timing of the consummation of the proposed tender offer and merger, and Wild Oats Markets' ability, within a reasonable time period, to identify and hire a chief executive officer with the vision and ability to continue Wild Oats Markets growth.

    The statements made by Wild Oats Markets are based on management's present expectations, and actual results may differ from the results indicated or otherwise implied by such forward-looking statements due to certain risks and uncertainties including, but not limited to: Wild Oats Markets' ability to execute, the results of merchandising and marketing programs, the impact of competition, the pending merger and other factors as are set forth in Wild Oats Markets' SEC filings, including the Annual Report on Form 10-K for the fiscal year ended December 30, 2006 and Wild Oats Markets' quarterly reports on Form 10-Q. These risk factors may not be an all-inclusive enumeration of the business risks faced by Wild Oats Markets. Investors should recognize that the reliability of any projected financial data diminishes the farther in the future the data is projected.

    The statements made by management of Wild Oats Markets and summarized above represent their views as of the date of this press release, and it should not be assumed that the statements made herein remain accurate as of any future date. Wild Oats Markets does not intend to update these statements and undertakes no duty to any person to effect any such update under any circumstances.

    CONTACT: Wild Oats Markets
             Sonja Tuitele, 303-396-6984
             Corporate Communications
             or
             Whole Foods Market
             Cindy McCann, 512-542-0204
             VP, Investor Relations